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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Charter Communications, Inc.'s Post-Effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3 (No. 333-41486), Amendment No. 1 to Registration Statement on Form S-3 (No. 333-54394) and Registration Statement on Form S-8 (No. 333-36628) of our report dated March 2, 2000, with respect to the combined financial statements of CC VII Holdings, LLC -- Falcon Systems not separately included in the Annual Report (Form 10-K) of Charter Communications, Inc. for the year ended December 31, 2000.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
February 28, 2001